Exhibit 99.1

VIASPACE CEO PRESENTS AT BATTERIES 2006 CONFERENCE

PASADENA, CA — June 13, 2006—VIASPACE Inc. (OTCBB: VSPC), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that Dr. Carl Kukkonen, Chief Executive Officer of VIASPACE and its subsidiary Direct Methanol Fuel Cell Corporation (DMFCC) was one of 60 international speakers at the 8th Batteries 2006 Conference held at the Palais des Congrès in Paris from June 6-8. The Batteries 2006 Conference, the premier battery event held annually in Europe, focused on battery technologies and markets for portable electronics, power tools, hybrid vehicles, backup power and Aerospace & Defense. One session focused on fuel cells which are expected to replace rechargeable batteries in many portable electronics applications. Dr. Kukkonen’s presentation was titled “Packaging Energy for the Portable Fuel Cell Industry.” DMFCC focuses on producing disposable fuel cartridges containing liquid fuels, such as methanol, to provide the energy source for laptop computers, cell phones and other portable electronic devices powered by direct methanol fuel cells.

In his presentation, Dr. Kukkonen discussed the merits of the several fuels being considered for portable electronics applications. Dr. Carl Kukkonen reported, “Fuel cells convert hydrogen and oxygen efficiently into electricity and water without burning. Unfortunately hydrogen is a gas which is difficult to store, and this presents a serious problem for small systems such as portable electronics. There are major advantages if the hydrogen can be stored in and then extracted directly from a liquid such as methanol which contains four methanol atoms per molecule. The smaller tank for a liquid fuel is a major system advantage. The disposable fuel tank is called the cartridge. The cartridge is similar to disposable AA batteries, but can power a laptop computer for five to 10 hours.”

Fuel cell powered devices are expected to be introduced into the marketplace by major electronic product manufacturers in 2007. Leading consumer electronic companies including Toshiba, NEC, Hitachi, Panasonic and Sanyo in Japan, and Samsung and LG in Korea have announced the development of direct methanol fuel cells.

About VIASPACE: VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

—
This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

Press contact: Carl Kukkonen 626-768-3360